EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

XL Capital Assurance Inc.:

We hereby consent to the incorporation by reference in this Prospectus Supplement of CWABS Asset-Backed Certificates Trust 2005-BC5 comprising part of the Registration Statement (No. 333-125164), of our report dated March 11, 2005 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
December 23, 2005